EXECUTION VERSION
EXPENSE PAYMENT AND SERVICES AGREEMENT
This Expense Payment and Services Agreement (this “Agreement”) is made as of June 30, 2020 by and between Star Parent, L.P., a Delaware limited partnership (the “Partnership”), and Dun & Bradstreet Holdings, Inc., a Delaware corporation (the “Company”) (collectively referred to herein as the “Parties”, and each, a “Party”).
WHEREAS, each of the Partnership and the Company desire to effect an initial public offering (the “IPO”) of the common stock, par value $0.0001, of the Company;
WHEREAS, the Company has historically provided to the Partnership certain administrative and financial services (the “Company Services”) and paid for certain costs and expenses of the Partnership in connection with the operations of the Partnership and administration of the Partnership’s interest in the Company (the “Expenses”); and
WHEREAS, in order to facilitate the orderly completion of the IPO and to enable the Partnership to continue to manage and monitor its investment in the Company, the Company and the Partnership desire to enter into this Agreement to set forth the terms and conditions upon which the Company will continue to provide the Company Services to the Partnership and pay for the Expenses of the Partnership.
NOW, THEREFORE, and in consideration of the mutual covenants, rights, and obligations set forth in this Agreement, the benefits to be derived therefrom, and other good and valuable consideration, the receipt and the sufficiency of which are hereby acknowledged, the Parties agree as follows:
1. TERM. The term of this Agreement (the “Term”) shall commence on the date hereof and shall continue in effect until all expenses incurred in connection with the liquidation and winding up of the Partnership are fully paid and satisfied.
2.EXPENSES. During the Term, the Company shall pay directly, or reimburse within 30 days of receiving a reimbursement request from the Partnership, the direct and indirect Expenses incurred by or on behalf of the Partnership in connection with the operations of the Partnership and the administration of its investment in the Company, including, without limitation, those expenses contemplated by Section 4.03 of the Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated on or about the date hereof, or Section 4.08 of the Second Amended and Restated Limited Liability Company Agreement of Star GP Holdings, LLC, dated on or about the date hereof. The Partnership may advance the Expenses by directly paying third parties on behalf of the Company or by wiring funds to the Company. The Company’s obligations under this Section 2 with respect to Expenses incurred on or prior to the expiration of the Term or the earlier termination of this Agreement pursuant to Section 6 hereof shall survive the expiration of the Term or earlier termination of this Agreement pursuant to Section 6 hereof.
3.SERVICES. During the Term, the Company shall continue to provide the Company Services to the Partnership.

4.WAIVERS AND AMENDMENTS. Except as provided herein, this Agreement shall not be modified or amended, and no provision hereof shall be waived, except by an instrument in writing signed by each of the Parties, or in the case of a waiver, by the Party against whom such waiver is sought to be enforced.
5.SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other Party. Notwithstanding the foregoing, either Party (or such Party’s permitted successive assignees or transferees hereunder) may assign or transfer this Agreement as a whole without consent to one or more of such Party’s affiliates or to an entity that succeeds to all or substantially all of the business or assets of such Party.
6.TERMINATION. This Agreement shall terminate upon the earlier of (a) expiration of the Term, and (b) the mutual written consent of the Parties.
7.GOVERNING LAW. This Agreement, and all claims or causes of action (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement, shall be governed by, and enforced in accordance with the substantive and procedural internal laws of the State of Delaware without giving effect to any laws, rules or provisions of the State of Delaware which may result in the application of laws, rules or provisions of any jurisdiction other than those of the State of Delaware.
8.NO THIRD-PARTY BENEFICIARIES. It is understood and agreed among the Parties that this Agreement and the covenants made herein are made expressly and solely for the benefit of the Parties, and that no other Person shall be entitled or be deemed to be entitled to any benefits or rights hereunder, nor be authorized or entitled to enforce any rights, claims or remedies hereunder or by reason hereof.
9.SEVERABILITY. If any term or provision of this Agreement or the application thereof to any person or entity or circumstances shall be held invalid or unenforceable, the remaining terms and provisions hereof and the application of such term or provision to persons, entities or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby.
10.COUNTERPARTS. This Agreement may be executed and delivered in counterparts (including by facsimile or other electronic transmission), each one of which shall be deemed an original and all of which together shall constitute one and the same Agreement.
[Signature page follows]

IN WITNESS WHEREOF the Parties have executed this Agreement effective as of the date first above written.

DUN & BRADSTREET HOLDINGS, INC.

By:	/s/ Anthony Jabbour
Name:	Anthony Jabbour
Title:	Chief Executive Officer

[Signature Page to Expense Payment and Services Agreement]

STAR PARENT, L.P. By: its General Partner, Star GP Holding, LLC

By:	/s/ Anthony Jabbour
Name:	Anthony Jabbour
Title:	Chief Executive Officer

[Signature Page to Expense Payment and Services Agreement]